Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated May 17, 2021, relating to the consolidated financial statements of KBS Fashion Group Limited as at December 31, 2020 and 2019 and for each of the years in the three year period ended December 31, 2020, included in the Annual Report on Form 20-F of KBS Fashion Group Limited for the year ended December 31, 2020, as filed with the United States Securities Exchange Commission (“SEC”).

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-229046) of KBS Fashion Group Limited of our report dated May 17, 2021, relating to the consolidated financial statements of KBS Fashion Group Limited as at December 31, 2020 and 2019 and for each of the years in the three year period ended December 31, 2020, which appear in the Annual Report on Form 20-F of KBS Fashion Group Limited for the year ended December 31, 2020.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

San Mateo, California

May 17, 2021